Exhibit 23


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Western Resources, Inc. to issue 5,000 shares of common stock, $5.00 par value for Westar Security Services, Inc. 401(K) Profit Sharing Plan, of our reports dated January 26, 1996 incorporated by reference in Western Resources, Inc. Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.





                                               Arthur Andersen LLP


Kansas City, Missouri,
  June 19, 1996